UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

 Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACTOF 1934

January 23, 2013
Date of Report (Date of earliest event reported)

The Boeing Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 23, 2013, The Boeing Company (“Boeing”) announced that its aircraft financing and leasing unit, Boeing Capital Corporation (“BCC”), plans to suspend BCC's obligation to file reports with the U.S. Securities and Exchange Commission (“SEC”). In connection with this announcement, Boeing has entered into guaranties, each dated as of January 23, 2013, with Deutsche Bank Trust Company Americas on behalf of the holders of BCC's outstanding debt securities issued under (i) an indenture dated as of April 15, 1987 and supplemented as of June 12, 1995 and (ii) an indenture dated as of August 31, 2000 (collectively, the “Guaranties”). The Guaranties provide for the full and unconditional guarantee of all the outstanding publicly issued debt securities of BCC, representing approximately $1.8 billion of principal in the aggregate. The amounts subject to the Guaranties have been previously disclosed as outstanding debt obligations in the consolidated financial reports filed by Boeing with the SEC, and Boeing will continue to report BCC as a segment in its SEC reports.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of The Boeing Company dated January 23, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:        /s/ Michael F. Lohr
          Michael F. Lohr
          Vice President, Assistant General Counsel and Corporate Secretary

Dated: January 23, 2013

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of The Boeing Company dated January 23, 2013.